Exhibit 99.1

For Release:	Contact:
Date February 1, 2010	Haemonetics Corporation
Time 8:30 am Eastern	Julie Fallon
Tel. (781) 356-9517
Alt. Tel. (617) 320-2401

Global Med Technologies, Inc.
Michael I. Ruxin, M.D.
Tel. (303) 238-2000
Haemonetics Announces Definitive Agreement to Acquire Global Med Technologies, Inc.
Strategic Acquisition Broadens Blood Management Software Solutions to Customers
across the Blood Supply Chain
February, 1, 2010, El Dorado Hills, CA and Braintree, MA, USA and Limonest, France — Haemonetics Corporation (NYSE: HAE) and Global Med Technologies, Inc. (OTCBB: GLOB) today announced a definitive agreement under which Haemonetics will acquire Global Med for approximately $60 million in a cash tender offer.
As a global leader in blood management solutions, Haemonetics helps plasma fractionators, hospitals and blood collectors to improve clinical care and lower costs by optimizing the collection, processing, and use of scarce blood resources. Haemonetics’ broad product offering includes blood collection and separation technologies, surgical blood salvage systems, and diagnostic products for enhanced blood management in the surgical setting. Haemonetics also markets information technology platforms and consulting services to help manage the blood supply chain and improve blood management practices.
Global Med is a healthcare information technology company which markets a breadth of software solutions and services that span the blood supply continuum, from blood collection to the hospital transfusion center to the patient care environment.
Under the terms of the agreement, Haemonetics will commence a tender offer to purchase all outstanding shares of Global Med’s common stock at $1.22 per share and preferred stock at approximately $1,694 per share. The tender offer is conditioned on the tender of a majority of the outstanding shares of Global Med’s common and preferred stock, and subject to other customary closing conditions. The $60 million estimated net value of the transaction is based on Global Med’s 49 million diluted common equivalent shares outstanding. Haemonetics will fund the acquisition from available cash and anticipates that it will continue to have more than $100 million in cash on the balance sheet at fiscal year end.
Brian Concannon, President and CEO of Haemonetics, said, “Efficient blood management is now being recognized as a critical component of improving clinical care while reducing cost, and Haemonetics is the only company positioned to address the needs of both the blood collection and transfusion markets. Software is a key enabler for blood management, enhancing productivity, regulatory compliance and quality. Global Med’s software offerings are a strategic complement to our existing products and will allow us to offer customers an end-to-end software solution for blood management, from donor recruitment to the patient transfusion.

Michael I. Ruxin, M.D., Chairman and CEO of Global Med, added, “The integration of our two companies is very exciting. We share a common strategy to provide blood management tools to hospitals and blood centers that improve patient care and reduce costs. In the blood management arena, Global Med brings a broad-based information technology platform offering that spans the blood supply chain, while Haemonetics brings devices, software, and consulting services for optimal blood management. This merger is especially advantageous to our customers, as well as the blood center and hospital transfusion industry because we believe our combined organizations can provide expanded access to new technologies and innovative products while leveraging the efficiencies of a larger organization.”
Global Med’s domestic companies include Wyndgate Technologies®, a leader in software products and services for donor centers and hospital transfusion services; eDonor®, which offers web-based donor relationship management systems; PeopleMed®, which implements cost-effective software validation, consulting and compliance solutions to hospitals and donor centers, and Hemo-Net®, which offers hosting solutions for those customers wishing to outsource the operation and maintenance of their databases. Global Med’s European subsidiary, Inlog SA, is a leading developer of donor center and transfusion management systems as well as cellular therapy software, laboratory information systems and quality assurance medical software systems internationally. Global Med had $24 million in revenues through the first nine months of its current fiscal year.
Haemonetics expects the transaction to close in its fourth quarter fiscal 2010. Excluding the impact of one time costs associated with the transaction, Haemonetics anticipates minimal dilution to earnings per share in fiscal 2010 which is included in its updated guidance range of $2.80-$2.85 per share. The Company will review further details on its third quarter fiscal 2010 earnings webcast scheduled for today, February 1, 2010, at 10:00 am Eastern time. To access the webcast, visit http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=2662404.
Haemonetics has posted frequently asked questions on its website at http://www.haemonetics.com/site/content/km/factSheet.asp.
About Global Med Technologies, Inc.
Global Med Technologies, Inc. (OTCBB: GLOB) is an international healthcare information technology company which develops regulated and non-regulated products and services for the healthcare industry. As a leading provider of blood and laboratory systems and services, Global Med’s products are deployed in 20 countries and serve over 2,100 transfusion centers, blood banks and laboratory sites.
Global Med’s division, Wyndgate Technologies®, is a leader in software products and services for donor centers and hospital transfusion services. Wyndgate’s eDonor® product offers innovative web-based tools for donor relationship management. Hemo-Net®, Wyndgate’s remote hosting service, provides secure, economical solutions for healthcare organizations. PeopleMed®, Inc., a Global Med subsidiary, implements cost-effective software validation, consulting and compliance solutions to hospitals and donor centers.
Global Med’s European subsidiary, Inlog, SA, is a leading developer of donor center and transfusion management systems as well as cellular therapy software, laboratory information systems and quality assurance medical software systems internationally.

About Haemonetics Corporation
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.
Additional Information
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. Atlas Acquisition Corp.’s, a wholly-owned subsidiary of Haemonetics, tender offer for the shares of Global Med’s capital stock has not commenced. The solicitation and the offer to buy shares of Global Med’s capital stock will only be made pursuant to a tender offer statement on a Schedule TO, including an offer to purchase and other related material that Atlas Acquisition Corp. intends to file with the SEC. Global Med will file a solicitation/recommendation statement on Schedule 14D-9. Once filed, Global Med stockholders should read all of these materials carefully prior to making any decisions with respect to the offer because they contain important information.
Once filed, Global Med stockholders will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, and related materials with respect to the offer, free of charge at the SEC’s website at www.sec.gov, from the information agent named in the tender offer materials, or by sending a written request to Atlas Acquisition Corp. Requests for documents from Atlas Acquisition Corp. or Haemonetics should be submitted in writing to Haemonetics, Attn: Investor Relations, 400 Wood Road, Braintree, MA 02184 USA. In addition, Haemonetics and Global Med each file annual, quarterly, and other reports with the SEC. Copies of these reports or other SEC filings are available for free at the SEC public reference room at 100 F Street, NE, Washington, DC 20549 and www.sec.gov.
This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.
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